Independent Auditors' Consent





The Board of Directors and Shareholders
The Thurlow Growth Fund, Inc.:



We consent to the use of our report for the Thurlow Growth Funds dated August 20, 2001, incorporated herein by reference, and to the references to our firm under the headings, "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT AUDITORS" in the statement of additional information.




                                                              /s/ KPMG, LLP


Boston, Massachusetts
October 31, 2001